UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2009

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed pursuant to a Current Report on Form 8-K that YRC Worldwide Inc. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) on December 24, 2008 (the “Prior Form 8-K”), the Company is in discussions with its banking group to modify the terms of the following:

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the Credit Agreement dated as of August 17, 2007 (as amended, the “Credit Agreement”), among the Company; certain of the Company’s subsidiaries; the lenders party thereto; Bank of America, N.A. and SunTrust Bank, as Syndication Agents; U.S. Bank National Association, Wachovia Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch, as Documentation Agents; JP Morgan Chase Bank, National Association, Toronto Branch, as Canadian Agent; J.P. Morgan Europe Limited, as UK Agent; and JPMorgan Chase Bank, National Association, as Administrative Agent; and

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the Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008 (as amended, the “ABS Facility”), among Yellow Roadway Receivables Funding Corporation, as Seller; Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation, as Conduits; the financial institutions party thereto, as Committed Purchasers; YRC Assurance Co. Ltd., as an uncommitted purchaser; Wachovia Bank, National Association, as Wachovia Agent and LC Issuer, SunTrust Robinson Humphrey, Inc., as Three Pillars Agent; The Royal Bank of Scotland plc (successor to ABN AMRO Bank N.V.), as Amsterdam Agent; and JPMorgan Chase Bank, N.A., as Falcon Agent and Administrative Agent.

The Credit Agreement and the ABS Facility are collectively referred to herein as the “Credit Facilities”.

In the Prior Form 8-K, the Company stated that it must implement the following actions to remain in compliance with its covenants under its Credit Facilities:

•	further reductions in costs, including (without limitation) the wage reduction for union employees that was recently ratified as well as other cost reductions that the Company is undertaking,

•	successful conclusion of an amendment to its Credit Facilities, and

•	completion of the integration of the Yellow Transportation and Roadway networks.

The Company’s discussions on amendments to its Credit Facilities with its banking group are ongoing. The Company has targeted the beginning of February 2009 to finalize amendments to the Credit Facilities. The Company is seeking amendments to its Credit Facilities, which (among other things) would allow the Company to remain in compliance with a modified maximum ratio of debt to earnings before interest, taxes, depreciation and amortization and would provide the Company with the liquidity that it requires for its on-going operations.

To provide the Company sufficient time to finalize amendments to the Credit Facilities, on January 15, 2009, the Company and its banking group entered into Waiver No. 1 to the Credit Agreement (“Credit Agreement Waiver”) and a Limited Waiver and Second Amendment to the Third Amended and Restated Receivables Purchase Agreement (“ABS Waiver”).

Credit Agreement Waiver

Pursuant to the Credit Agreement Waiver, lenders party to the Credit Agreement agreed to waive:

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any default or event of default which arose or may arise under the Credit Agreement as a result of the borrowers failure to comply with the maximum total leverage ratio financial covenant and/or the minimum consolidated interest coverage ratio financial covenant with respect to the fiscal year ended December 31, 2008 (“Financial Covenant Defaults”);

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an event of default that occurred as a result of the Company making a mandatory prepayment of the term loans under the Credit Agreement in an amount equal to approximately $38.6 million one day after the time frame required under the Credit Agreement (“Payment Event of Default”);

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any default or event of default which arose or may arise under the Credit Agreement as a result of representations or warranties made or deemed made by or on behalf of any borrower or any subsidiary in connection with the Credit Agreement or any related document proving to have been incorrect in any material respect when made or deemed made solely as a result of the Payment Event of Default, Financial Covenant Defaults and/or the Cross Default (as defined below) or related to the Representation Waivers (as defined below) (the “Representation Default”);

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any default or event of default arising under the Credit Agreement as a result of the existence of a default or event of default under the ABS Facility arising solely as a result of the Payment Event of Default, Financial Covenant Defaults and/or the Representation Default (the “Cross Default”);

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the provisions of a representation and warranty in the Credit Agreement relating to (i) the absence of a material adverse change (other than any representation or warranty of these provisions made after the date of the Credit Agreement Waiver solely for the period commencing on September 30, 2008) in respect of any representations or warranties made or deemed made by or on behalf of any borrower or any subsidiary prior to, on or after the date of the Credit Agreement Waiver in connection with the Credit Agreement or any related document (“3.04(b) Representation Waiver”) or (ii) compliance with other agreements in connection with defaults and/or events of defaults arising under certain operating leases as a result of the existence of the defaults and/or events of default under the Credit Agreement and ABS Facility described herein (the “Agreements Representation Waiver” and collectively with the 3.04(b) Representation Waiver, the “Representation Waivers”); and

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the provisions of a covenant requiring the mandatory prepayment of outstanding term loans under the Credit Agreement solely in respect of net cash proceeds to be received by the Company or any of its domestic subsidiaries from the closing of the transactions contemplated by the Real Estate Sales Contract between the Company and NATMI Truck Terminals, LLC, dated December 19, 2008 (the “Sale and Leaseback Transaction”), which was previously disclosed under Item 1.01 of the Company’s Current Report on Form 8-K filed on December 24, 2008; provided that such waiver will not apply to any such net cash proceeds in excess of $150 million.

The waivers and agreements described above terminate upon the earliest to occur of the following:

(i)	February 17, 2009;

(ii)	the date on which any default or event of default (other than the defaults, events of default and waivers specified above) occurs under the Credit Agreement;

(iii)	the making of certain voluntary or optional payments by the Company or its subsidiaries of indebtedness (other than, but not limited to, indebtedness outstanding under the Credit Agreement or the ABS Facility or certain intercompany indebtedness);

(iv)	the incurrence by the Company or any of its subsidiaries of additional indebtedness in an aggregate principal amount in excess of $30 million (other than certain exceptions described in the Credit Agreement Waiver);

(v)	the making of certain Restricted Payments (as such term is defined in the Credit Agreement) by the Company or any of its subsidiaries;

(vi)	the incurrence of certain liens securing indebtedness (other than the Sale and Leaseback Transaction) by the Company or any of its subsidiaries in an aggregate amount in excess of $30 million;

(vii)	the date on which the Company or any of its subsidiaries makes an Acquisition (as such term is defined in the Credit Agreement);

(viii)	the consummation of certain assets sales (other than the Sale and Leaseback Transaction or disposition of rolling stock) the fair market value of which in the aggregate exceeds $30 million;

(ix)	the reinvestment of net cash proceeds of any asset sale (other than the disposition of rolling stock in an amount not to exceed $6 million or the Sale and Leaseback Transaction) to acquire or repair assets;

(x)	the date on which the Company or any domestic subsidiary consummates certain types of asset sales for less than 100% cash consideration;

(xi)	the failure to deposit the net cash proceeds from any asset sale into a deposit account maintained by the administrative agent under the Credit Agreement;

(xii)	the failure to maintain on deposit in such account referred to in the preceding clause such net cash proceeds (other than (a) up to $150 million of net cash proceeds from the Sale Leaseback Transaction, (b) up to $6 million of net cash proceeds from the disposition of rolling stock, (c) amounts used to prepay the term loans under the Credit Agreement and (d) up to $10 million in the aggregate to pay any fees in connection with the Credit Facilities);

(xiii)	the failure to prepay the term loans under the Credit Agreement with certain net cash proceeds from the disposition of rolling stock in excess of $6 million;

(xiv)	the date after January 15, 2009 on which the Company and the subsidiary guarantors maintain an aggregate amount of cash and cash equivalents constituting collateral in excess of $10 million on deposit with any financial institution other than the administrative agent;

(xv)	the date on which the Company (or any other borrower) makes a request for any loan (other than in connection with a disbursement in respect of a letter of credit);

(xvi)	the date on which any default or event of default (other than any such default or event of default arising solely as a result of defaults, events of default or waivers described herein) shall occur under certain operating leases;

(xvii)	the date upon which the waiver under the ABS Facility terminates; and

(xviii)	certain other events set forth in the Credit Agreement Waiver.

In connection with the Credit Agreement Waiver, the Company paid a waiver fee to the consenting lenders equal to $4.7 million, which is 0.50 percent of the sum of each consenting lender’s revolving credit commitment and the amount of such lender’s outstanding term loans.

The description of the Credit Agreement Waiver is qualified by reference to the copy of the Credit Agreement Waiver included with this Form 8-K as Exhibit 10.1 and incorporated herein by this reference. A copy of the Credit Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2008.

ABS Waiver

Pursuant to the ABS Waiver, co-agents party to the ABS Facility agreed to waive

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any event of default which may have occurred due to the occurrence of a Trigger Event (defined in the ABS Facility to mean the failure of the Company to maintain a maximum total leverage ratio or a minimum consolidated interest coverage ratio within the parameters set forth in the ABS Facility) with respect to the fiscal year ended December 31, 2008 (“Trigger Event of Default”); and

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any event of default which may have arisen as a result of representations or warranties made or deemed made in connection with the ABS Facility or any related document proving to have been incorrect when made or deemed made or conditions to a credit event not being satisfied solely as a result of the Trigger Event of Default or the existence of a default or an event of default under the ABS Facility arising from any of the first five bullet points above under the heading entitled Credit Agreement Waiver (“Credit Agreement Default Waivers” and together with the Trigger Event of Default, the “Specified Servicer Defaults”).

The co-agents under the ABS Facility waived the Specified Servicer Defaults to the date that is the earlier of (i) February 17, 2009 and (ii) the date on which any servicer default under the ABS Facility (other than the events of default described above) occurs.

The ABS Waiver reduced the financing limit available under the ABS Facility from $600 million to $500 million and the limit of YRC Assurance Co. Ltd, as uncommitted purchaser, from $300 million to $250 million.

In connection with the ABS Waiver, Yellow Roadway Receivables Funding Corporation, a special purpose entity and wholly owned subsidiary of the Company, paid a waiver fee to the co-agents equal to $2.5 million, which is 0.50 percent of the sum of each co-agent’s amended group commitment under the ABS Facility.

The description of the ABS Waiver is qualified by reference to the copy of the ABS Waiver included with this Form 8-K as Exhibit 10.2 and incorporated herein by this reference. A copy of the ABS Facility was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2008, as amended by Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Waiver No. 1, dated as of January 15, 2009, to Credit Agreement, dated as of August 17, 2007, as amended, among the Company, the Canadian Borrower, the UK Borrower, the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent.

10.2	Limited Waiver and Second Amendment, dated as of January 15, 2009, to Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008, as amended, among Yellow Roadway Receivables Funding Corporation, as Seller; Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation, as Conduits; YRC Assurance Co. Ltd., as an uncommitted purchaser; the financial institutions party thereto as Committed Purchasers; Wachovia Bank, National Association, as Wachovia Agent and LC Issuer; SunTrust Robinson Humphrey, Inc., as Three Pillars Agent, The Royal Bank of Scotland plc (successor to ABN AMRO Bank, N.V.), as Amsterdam Agent, and JPMorgan Chase Bank, N.A., as Falcon Agent and Administrative Agent.

Certain statements in this Current Report on Form 8-K include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (each a “forward-looking statement”). Forward-looking statements include those preceded by, followed by or include the words “targeted” or similar expressions.

The Company’s expectations regarding an amendment to its Credit Facilities and the date of the amendment are only its expectations regarding this matter. Whether the Company and its banks actually enter into an amendment is entirely dependent on the outcome of their discussions and approval of a majority in interest of the participating banks.

The Company’s expectations regarding its continued compliance with the covenants in its Credit Facilities are only its expectations regarding this matter. Actual compliance will depend upon the Company reaching an acceptable amendment to its Credit Facilities and its compliance with the ultimately negotiated terms of that amendment. Whether the Company can comply with those terms may be determined by the Company’s operating results or its ability to further reduce its debt through asset sales, capital market transactions or other means.

The Company’s expectations regarding having sufficient liquidity are only its expectations regarding this matter. Actual liquidity levels will depend upon the Company’s operating results, its access to credit facilities or credit markets, cash received as a result of asset dispositions or capital market transactions, the Company’s cash needs to fund operations, any cash funding needs for bank waivers and amendments and related restructuring activities and any collateral requests from third parties such as insurers, state workers compensation departments and vendors.

The Company’s actual future results and debt levels could differ materially from those projected because of a number of factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from the combination of the sales, operations and networks of Yellow Transportation and Roadway, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: January 22, 2009	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Waiver No. 1, dated as of January 15, 2009, to Credit Agreement, dated as of August 17, 2007, as amended, among the Company, the Canadian Borrower, the UK Borrower, the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent.

10.2	Limited Waiver and Second Amendment, dated as of January 15, 2009, to Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008, as amended, among Yellow Roadway Receivables Funding Corporation, as Seller; Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation, as Conduits; YRC Assurance Co. Ltd., as an uncommitted purchaser; the financial institutions party thereto as Committed Purchasers; Wachovia Bank, National Association, as Wachovia Agent and LC Issuer; SunTrust Robinson Humphrey, Inc., as Three Pillars Agent, The Royal Bank of Scotland plc (successor to ABN AMRO Bank, N.V.), as Amsterdam Agent, and JPMorgan Chase Bank, N.A., as Falcon Agent and Administrative Agent.